                                                                     EXHIBIT 4.2

                      GRANT OF NONQUALIFIED STOCK OPTION
                      ----------------------------------
                                 (CONSULTANT)


TO:    JOHN DOE ("OPTIONEE")

FROM:  LEARNING TREE INTERNATIONAL, INC.

     As you probably know, Learning Tree International, Inc. (our "COMPANY") has adopted the 1995 Stock Option Plan (the "PLAN") under which the Company can grant options to purchase shares of Company's Common Stock (the "COMMON STOCK"). We are pleased to inform you that the Stock Option Committee of our Board of Directors (the "COMMITTEE") has decided to grant you an option under the Plan (your "OPTION").

     Your Option will be governed by the Plan, the attached Standard Terms and Conditions (the "TERMS") and the following specific provisions (which are subject to adjustment under the Plan and the Terms):

     The "DATE OF GRANT" for your Option is:     _____________
     The "EXPIRATION DATE" of your Option is :   _____________

     The "NUMBER OF SHARES" covered by your Option is:   _____

     The "EXERCISE PRICE" per share for your Option is:  US$_____

     VESTING. As one of the Company's consultants, you will earn the right to exercise twenty-five percent (25%) of your Option after each year commencing after the Date of Grant and ending on an anniversary of the Date of Grant during which you are employed as a consultant by the Company or its subsidiaries (a "QUALIFYING YEAR"). Your Option cannot be exercised until the first anniversary of the Date of Grant. As an example, at any time after the third anniversary of the Date of Grant, but before the fourth anniversary, the maximum number of shares you may purchase or have purchased under this Option is seventy-five percent (75%) of the Number of Shares; after the fourth anniversary of the Date of Grant, you may purchase all of the Number of Shares. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan).

     Please review the Plan and the Terms carefully, as they control your rights under your Option. THEN SIGN (AND IF YOU ARE MARRIED, HAVE YOUR SPOUSE SIGN) ONE COPY OF THIS LETTER AND RETURN IT TO MARY ADAMS AT THE ADDRESS BELOW. If you have any questions, please call Mary Adams.

     We appreciate your continuing efforts on behalf of the Company.

                              Very truly yours,

                              Learning Tree International


                              By: __________________________

                              Its:  Chairman and CEO


I hereby accept this Option and have reviewed the Plan and the Terms.


                              _____________________________
                              "Optionee"

I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.


                              Optionee's Spouse


                              _____________________________

                              Name:________________________


Within the next 30 days, please return one signed copy, IN A CONFIDENTIAL ENVELOPE, to:

  Ms. Mary Adams
  Vice President, Administration
  Learning Tree International, Inc.
  6053 W. Century Blvd., Suite 200
  Los Angeles, CA 90045

                      GRANT OF NONQUALIFIED STOCK OPTION
                      ----------------------------------
                                 (INSTRUCTOR)


TO:    JOHN DOE ("OPTIONEE")

FROM:  LEARNING TREE INTERNATIONAL, INC.

     As you probably know, Learning Tree International, Inc. (our "COMPANY") has adopted the 1995 Stock Option Plan (the "PLAN") under which the Company can grant options to purchase shares of Company's Common Stock (the "COMMON STOCK"). We are pleased to inform you that the Stock Option Committee of our Board of Directors (the "COMMITTEE") has decided to grant you an option under the Plan (your "OPTION").

     Your Option will be governed by the Plan, the attached Standard Terms and Conditions (the "TERMS") and the following specific provisions (which are subject to adjustment under the Plan and the Terms):

     The "DATE OF GRANT" for your Option is:     ______________

     The "EXPIRATION DATE" of your Option is:    ______________

     The "NUMBER OF SHARES" covered by your Option is:  ________
     The "EXERCISE PRICE" per share for your Option is: US$_____

     VESTING. As one of the Company's instructors, you will earn the right to exercise twenty-five percent (25%) of your Option after each year which commences after the Date of Grant and ends on an anniversary of the Date of Grant during which you teach at least seven course events for the Company (a "QUALIFYING YEAR"). Except with the written consent of the Committee, your Option cannot be exercised until you complete a Qualifying Year, and no additional shares will become exercisable after any year which is not a Qualifying Year. As an example, if you have completed three Qualifying Years, the maximum number of shares you may purchase or have purchased under this Option is seventy-five percent (75%) of the Number of Shares; after four Qualifying Years, you may purchase all of the Number of Shares. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan).

     Please review the Plan and the Terms carefully, as they control your rights under your Option. THEN SIGN (AND IF YOU ARE MARRIED, HAVE YOUR SPOUSE SIGN) ONE COPY OF THIS LETTER AND RETURN IT TO MARY ADAMS AT THE ADDRESS BELOW. If you have any questions, please call Mary Adams.

     We appreciate your continuing efforts on behalf of the Company.

                              Very truly yours,

                              Learning Tree International


                              By: __________________________

                              Its:  Chairman and CEO


I hereby accept this Option and have reviewed the Plan and the Terms.


                              _____________________________
                              "Optionee"

I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.


                              Optionee's Spouse


                              _____________________________

                              Name:________________________


Within the next 30 days, please return one signed copy, IN A CONFIDENTIAL ENVELOPE, to:

  Ms. Mary Adams
  Vice President, Administration
  Learning Tree International, Inc.
  6053 W. Century Blvd., Suite 200
  Los Angeles, CA 90045

                      GRANT OF NONQUALIFIED STOCK OPTION
                      ----------------------------------
                                  (EMPLOYEE)


TO:    JOHN DOE ("OPTIONEE")

FROM:  LEARNING TREE INTERNATIONAL, INC.

     As you probably know, Learning Tree International, Inc. (our "COMPANY") has adopted the 1995 Stock Option Plan (the "PLAN") under which the Company can grant options to purchase shares of Company's Common Stock (the "COMMON STOCK"). We are pleased to inform you that the Stock Option Committee of our Board of Directors (the "COMMITTEE") has decided to grant you an option under the Plan (your "OPTION").

     Your Option will be governed by the Plan, the attached Standard Terms and Conditions (the "TERMS") and the following specific provisions (which are subject to adjustment under the Plan and the Terms):

     The "DATE OF GRANT" for your Option is      ____________

     The "EXPIRATION DATE" of your Option is:    ____________

     The "NUMBER OF SHARES" covered by your Option is:  _____

     The "EXERCISE PRICE" per share for your Option is: US$____

     VESTING. As one of the Company's employees, you will earn the right to exercise twenty-five percent (25%) of your Option after each year commencing after the Date of Grant and ending on an anniversary of the Date of Grant during which you are employed by the Company or its subsidiaries (a "QUALIFYING YEAR"). Your Option cannot be exercised until the first anniversary of the Date of Grant. As an example, at any time after the third anniversary of the Date of Grant, but before the fourth anniversary, the maximum number of shares you may purchase or have purchased under this Option is seventy-five percent (75%) of the Number of Shares; after the fourth anniversary of the Date of Grant, you may purchase all of the Number of Shares. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan).

     Please review the Plan and the Terms carefully, as they control your rights under your Option. THEN SIGN (AND IF YOU ARE MARRIED, HAVE YOUR SPOUSE SIGN) ONE COPY OF THIS LETTER AND RETURN IT TO MARY ADAMS AT THE ADDRESS BELOW. If you have any questions, please call Mary Adams.

     We appreciate your continuing efforts on behalf of the Company.

                              Very truly yours,

                              Learning Tree International


                              By: __________________________

                              Its:  Chairman and CEO


I hereby accept this Option and have reviewed the Plan and the Terms.


                              _____________________________
                              "Optionee"

I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.


                              Optionee's Spouse


                              _____________________________

                              Name:________________________


Within the next 30 days, please return one signed copy, IN A CONFIDENTIAL ENVELOPE, to:

  Ms. Mary Adams
  Vice President, Administration
  Learning Tree International, Inc.
  6053 W. Century Blvd., Suite 200
  Los Angeles, CA 90045